EXHIBIT 3.

                   PUTNAM PREMIER INCOME TRUST

                        Amendment No. 2
                               to
                Agreement and Declaration of Trust

WHEREAS, THE UNDERSIGNED constitute at least a majority of the Trustees of Putnam Premier Income Trust (the "Fund"), a Massachusetts business trust created and existing under an Agreement and Declaration of Trust dated January 14, 1988, as amended February 5, 1988, a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts (the "Declaration of Trust");

WHEREAS, Article V, Section 1 of the Declaration of Trust provides, among other things, that the shareholders of the Fund shall have the power to vote only on the matters enumerated in such Article V, Section 1, including (a) with respect to any termination of the Fund to the extent and as provided in Article IX, Section 4 of the Declaration of Trust and (b) with respect to any merger, consolidation or sale of assets of the Fund to the extent and as provided in Article IX, Section 5 of the Declaration of Trust;

WHEREAS, Article IX, Section 4 of the Declaration of Trust provides, among other things, that the Fund may be terminated at any time (a) by vote of shareholders of the Fund holding at least two-thirds of the shares of the Fund entitled to vote or (b) by the Trustees upon written notice to the shareholders of the Fund, and further provides the mechanism whereby, in connection with the termination of the Fund thereunder, the liabilities of the Fund are to be paid or provided for and the remaining assets of the Fund are to be reduced to distributable form and distributed to the shareholders of the Fund;

WHEREAS, Article IX, Section 5 of the Declaration of Trust currently provides, among other things, that the Fund may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of its assets, when and as authorized at any meeting of shareholders of the Fund called for the purpose, or may liquidate or dissolve when and as authorized, by the affirmative vote of the holders of not less than two-thirds of the shares of the Fund entitled to vote;

WHEREAS, the reference in Article X, Section 5 to "liquidate or dissolve" may lead to ambiguity or may be misconstrued in a manner that would be inconsistent with the clear provisions of Article V, Section 1 and Article IX, Section 4 of the Declaration of Trust;

NOW, THEREFORE, the undersigned, pursuant to authority vested in the Trustees by Article IX, Section 9 of the Declaration of Trust to amend the Declaration of Trust, without authorization by vote of the shareholders of the Fund, for the purpose of curing any ambiguity or curing or correcting any defective or inconsistent provision contained therein, do hereby amend Article IX, Section 5 of the Declaration of Trust by amending and restating such Article IX, Section 5 in its entirety as follows:

Merger, Consolidation and Sale of Assets

Section 5. The Trust may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of its assets, including its good will, upon such terms and conditions and for such consideration when and as authorized at any meeting of Shareholders called for the purpose by the affirmative vote of the holders of not less than two-thirds of the Shares entitled to vote; provided, however, that if such merger, consolidation, sale, lease or exchange is recommended by at least two-thirds of the total number of Trustees then in office, the vote of the holders of a majority of the Shares entitled to vote shall be sufficient authorization. Nothing contained herein shall be construed as requiring approval of the Shareholders for any sale of assets in the ordinary course of business of the Trust.

                        *   *   *

The foregoing amendment shall become effective as of the time it is filed with the Secretary of The Commonwealth of Massachusetts.

IN WITNESS WHEREOF, the undersigned have signed this instrument on this 12th day of July, 2001.

/s/ John A. Hill
----------------------------          ----------------------------
John A. Hill                          Lawrence J. Lasser

/s/ George Putnam, III                /s/ John H. Mullin, III
----------------------------          ----------------------------
George Putnam, III                    John H. Mullin, III

/s/ Jameson A. Baxter                 /s/ Robert E. Patterson
----------------------------          ----------------------------
Jameson A. Baxter                     Robert E. Patterson

/s/ Charles B. Curtis                 /s/ A.J.C. Smith
----------------------------          ----------------------------
Charles B. Curtis                     A.J.C. Smith

/s/ Ronald J. Jackson                 /s/ W. Thomas Stephens
----------------------------          ----------------------------
Ronald J. Jackson                     W. Thomas Stephens

/s/ Paul L. Joskow                    /s/ W. Nicholas Thorndike
----------------------------          ----------------------------
Paul L. Joskow                        W. Nicholas Thorndike

/s/ Elizabeth T. Kennan
----------------------------
Elizabeth T. Kennan